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                                                                    EXHIBIT 10.3

                        MERCANTILE BANK OF WEST MICHIGAN
                              NON-LENDER BONUS PLAN

The Mercantile Bonus Plan is designed to reflect the fact that the directors and management of Mercantile Bank of West Michigan and Mercantile Bank Corporation believe that the company's shareholders are willing to share financially in operation results that are superior to those forecast by the company and approved by the Board of Directors.

The purpose of the Plan is to:

     o promote the growth, profitability and expense control necessary to accomplish corporate strategic long term plans

     o    encourage superior results by providing a meaningful incentive

     o    support the Mercantile Teamwork

ELIGIBILITY

All non-lenders and non-commissioned employees are included in the Plan. The employee must be an active employee on the day that the bonus awards are distributed. An employee that is out on medical leave at the time the awards are distributed will be eligible to receive a bonus. An employee that is suspended with or without pay at the time the awards are distributed will not be eligible to receive the bonus award. If an employee terminates his or her association with Mercantile Bank of West Michigan, any accrued but unpaid bonus award is cancelled.

PERFORMANCE GOALS

The bonus payout is determined by the overall performance of the Bank. The total payout is calculated by comparing current year after tax net operating income
(NOI), inclusive of pre-tax bonus accrual expense, with the prior year NOI. If current year NOI is not greater than 120% of the prior year NOI, the pre-tax bonus accrual will be adjusted downward until current year NOI, inclusive of pre-tax bonus accrual expense, exceeds 120% of prior year NOI.

The maximum bonus payout for each employee is calculated as a percentage of salary with the percentage applied to each salary based on the employee's job title within the organization. The maximum bonus pool is the sum of each employee's maximum bonus payout, and once this maximum pool is achieved, no additional bonus expense will be accrued. The Board of Directors annually approves the percentages that are applied to employee salaries.


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                              2005 BONUS STRUCTURE
                           EMPLOYEE BONUS - NON-LENDER


NON-EXEMPT/EXEMPT                                     10%

OFFICER                                               15%

ASSISTANT VICE PRESIDENT                              25%

VICE PRESIDENT                                        30%

SENIOR VICE PRESIDENT                                 40%

COO/CFO                                               45%

CHAIRMAN, PRESIDENT                                   50%